UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 28, 2010

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2010, the Board of Directors of Scientific Games Corporation (the “Company”) adopted an amendment to Section 3.11 of the Amended and Restated Bylaws of the Company to provide that, unless otherwise provided for in a resolution of the Board of Directors, the Amended and Restated Bylaws of the Company or the charter of a committee of the Board of Directors: (i) fifty percent (50%) or more of the authorized number of members of a committee shall constitute a quorum for the transaction of business of such committee and (ii) the vote of a majority of the members of such committee present at a meeting of such committee at which a quorum is present shall be the act of such committee.

A copy of the Amended and Restated Bylaws of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Scientific Games Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Ira H. Raphaelson
Name:	Ira H. Raphaelson
Title:	Vice President, General Counsel & Secretary

Date: November 1, 2010

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Scientific Games Corporation